UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 2, 2014

AMERICAN HONDA FINANCE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

001-36111	California	95-3472715
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

20800 Madrona Avenue, Torrance, California	90503
(Address of Principal Executive Offices)	(Zip Code)

(310) 972-2288

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

The CFPB, together with the U.S. Department of Justice (the “Agencies”), previously contacted American Honda Finance Corporation (“AHFC”) regarding the Agencies’ review of pricing practices by dealers originating retail installment sale contracts for automobiles. Their request for information and the ongoing review was to determine if pricing practices of dealers originating retail installment sale contracts for automobiles resulted in discriminatory pricing of these loans to certain borrowers in violation of applicable laws. AHFC has voluntarily provided the information requested to date and cooperated with the Agencies’ investigation. AHFC has now received a notice that the Agencies have authorized enforcement actions against AHFC, alleging discrimination in automobile loan pricing to certain borrowers by dealers and alleging the loan pricing disparities were caused by AHFC’s business practices related to dealers. AHFC has also been informed that the Agencies may defer pursuit of this litigation if AHFC works with the Agencies to seek a voluntary resolution to these allegations. The Agencies have informed AHFC that they are seeking monetary relief and implementation of changes to AHFC’s pricing practices and policies, which changes could affect AHFC’s business. AHFC intends to continue to cooperate with the Agencies to find a mutually agreeable resolution.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN HONDA FINANCE CORPORATION
Date: December 2, 2014
	By:	/s/ Paul C. Honda
Paul C. Honda
Vice President and Assistant Secretary